                                                                   Exhibit 10.21


                               SERVICES AGREEMENT

This Services Agreement ("Agreement") is entered into as of September 24, 1999 ("Effective Date"), by and between Intuit Inc. a Delaware corporation, located at 2550 Garcia Ave., Mountain View, California 94043 ("Intuit"), and E-Stamp Corporation, a Delaware corporation, located at 2855 Campus Drive, Suite 100, San Mateo, California 94403 ("E-Stamp").

The parties agree as follows:

1.   DEFINITIONS

     1.1 "Customer" means a customer who: (a) has signed up with the E-Stamp Service using the QuickBooks Product or through specified Intuit Sites or by way of Intuit advertising; provided that, with respect to such Intuit advertising, only if the parties mutually agree upon appropriate means of tracking or confirming that such customer is an Intuit referral; and (b) is approved to use the E-Stamp Service and has purchased U.S. Electronic Postage at least once by accessing the E-Stamp Service.

     1.2 "E-Stamp Competitor" means a legal entity, or a division of a legal entity, primarily engaged in the business of selling U.S. Electronic Postage or
U.S. Electronic Postage software.   As of the Effective Date, to the best of the
parties' knowledge the E-Stamp Competitors are Stamps.com, Pitney Bowes and Neopost.

     1.3 "E-Stamp Postage Buying Experience" means the process by which a Customer accesses the E-Stamp Service via the QuickBooks Product or via a specified Intuit Site and purchases U.S. Electronic Postage through the E-Stamp Service.

     1.4 "E-Stamp Service" means the E-Stamp service(s) of distributing postage electronically in accordance with IBIP under this Agreement, which will include the related functionality generally made available by E-Stamp at http://www.estamp.com.

     1.5 "E-Stamp Sign Up Experience" means the process by which a Customer accesses the E-Stamp Service via the QuickBooks Product or via a specified Intuit Site and registers with E-Stamp to use the E-Stamp Service.

     1.6 "E-Stamp Site" means the site designed and hosted by E-Stamp for the purposes of this Agreement, to be located at http://www.estamp.com/intuit or
                                             ----------------------------
other such location as E-Stamp may designate.

     1.7  "Exclusivity Criteria" means the following criteria:
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                                                                    CONFIDENTIAL
                                                                    ------------

          (a) the pricing of the E-Stamp Service under this Agreement is competitive with the pricing of the E-Stamp Service generally;

          (b) E-Stamp is among the top 2 U.S. Electronic Postage merchants as determined, to the extent possible over a reasonable amount of time, by independent third parties and in light of the number and average yearly postage purchases of customers through E-Stamp, customer service and satisfaction, site performance, and product offerings; and

          (c) E-Stamp has not failed to cure any material breach of this Agreement by E-Stamp within fifteen (15) days after its receipt of Intuit's written notice of such breach.

     1.8 "Gross Revenues" means transaction revenues earned by E-Stamp through the sale to Customers of U.S. Electronic Postage through the E-Stamp Service, under the terms of this Agreement, provided that Gross Revenues shall not include the value of the postage sold.

     1.9 "IBIP" means the United States Postal Service's Information-Based Indicia Program.

     1.10  "Intuit's Supplies Business" means Intuit's Financial Supplies Group
(FSG) or its successor group.

     1.11 "Intuit Sites" means http://www.quickbooks.com or such other Intuit web sites as may be designated by Intuit in writing.

     1.12 "Net Revenues" means Gross Revenues, less E-Stamp transaction costs not to exceed 10% of Gross Revenues, provided that such transaction costs will not include costs of E-Stamp Starter Kits (as defined in Section 7.5(a)).

     1.13 "QuickBooks Product" means the U.S. version of Intuit's QuickBooks [***] or QuickBooks [***] software product.

     1.14 "QuickBooks [***] Launch" means the date on which Intuit's QuickBooks [***] product, with access to the E-Stamp Service, E-Stamp Sign Up Experience and E-Stamp Postage Buying Experience as specified in Schedule A, is first made
                                                      ----------
commercially available to the public.

     1.15 "U.S. Electronic Postage" means a type of U.S. postage approved by the U.S. Postal Service for sale and distribution over the Internet, and which meets the specifications defined by IBIP.

     1.16  "Territory" means the United States.


*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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                                                                    CONFIDENTIAL
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     1.17  "QuickBooks Customer" means a QuickBooks Product customer who:  (a)
has signed up with the E-Stamp Service using the QuickBooks Product or through specified Intuit Sites; and (b) can be confirmed and validated as the licensee of a QuickBooks Product in a mutually agreed upon manner.

2.   PRODUCT INTEGRATION, MARKETING, AND PROMOTIONAL ACTIVITIES

     2.1 The parties will use commercially reasonable efforts to provide the marketing and promotional activities in accordance with the obligations described in Schedule A ("Program Description"). Without limiting the
             ----------   -------------------
generality of the foregoing, the parties will cooperate and work together to define and implement all programs necessary to achieve the overall objectives of the parties under this Agreement to the extent that the parties mutually agree in writing on such definition and implementations during the term of this Agreement. The parties will provide product integration as described in Schedule A. The parties recognize that the dates specified in Schedule A for
----------                                                     ----------
each party's activities can be met by such party only if the other party performs its related obligations described in Schedule A within a reasonable
                                              ----------
timeframe prior to the time such activity is to be implemented.

     2.2 E-Stamp shall have the opportunity to review and provide input prior to finalization of the details of implementation of the Program Description, provided that the details of implementation of the Program Description shall be subject to Intuit's reasonable discretion.

     2.3 In no event shall any part of the E-Stamp Sign-up Experience or the E-Stamp Postage Buying Experience provided by E-Stamp to Customers who accessed the E-Stamp Sign-Up Experience or E-Stamp's software through a link in the QuickBooks Product or through a specified Intuit Site contain any graphic or textual hyperlinks, promotions, logos or advertising banners of any principal competitor of Intuit specified in Schedule B as amended in accordance with the
                                  -----------
provisions of Schedule B; provided, however, that the terms of this paragraph
             -----------
will not apply to references to the E-Stamp Service's integration with Microsoft Word, Microsoft Outlook, or Microsoft Internet Explorer.

     2.4 In the event that any part of the E-Stamp Sign-up Experience or the E-Stamp Postage Buying Experience provided by E-Stamp to Customers who accessed E-Stamp Sign-Up Experience of E-Stamp's software through a link in the QuickBooks Product or through a specified Intuit Site contains any content or other items that violate the restrictions set forth in Section 2.3 or that are obscene, indecent, in poor taste, defamatory, criminal, or otherwise violate any applicable law, subject to applicable regulations of the U.S. Postal Service E-Stamp shall promptly remove such content as soon as possible following Intuit's authorized request.

     2.5 E-Stamp will be responsible for the security of the E-Stamp Service and for all U.S. Electronic Postage purchased by Customers through the E-Stamp Service.

3.   SUPPLIES

                                       3
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                                                                    CONFIDENTIAL
                                                                    ------------

     During the six (6) months following the Effective Date, the parties shall cooperate in negotiating to build a mutually-beneficial supplies business and to implement a revenue sharing model for such supplies business; provided that such business is incremental and supplemental to Intuit's Supplies Business current customer base and product line and does not detract from Intuit's Supplies Business' then-current sales and revenues.

4.   CUSTOMERS

     4.1  Customer Service.  E-Stamp shall cooperate and assist Intuit by
          ----------------
answering Customer questions and complaints regarding the E-Stamp Services provided and E-Stamp shall be solely responsible for providing all customer service and support with respect to such services. Such service and support will meet the response requirements specified in Schedule C in all material
                                                 ----------
respects. E-Stamp shall provide Intuit with a priority, toll-free phone number and a website url where Intuit can direct Customers who need such service and support.

     4.2  Site Performance.  During the term of this Agreement, the performance
          ----------------
of the E-Stamp Site will meet the requirements specified in Schedule D in all
                                                            ----------
material respects.

     4.3  Customer Information.  During the E-Stamp Sign Up Experience and the
          --------------------
E-Stamp Postage Buying Experience, the information that E-Stamp obtains from Customers will be limited to information reasonably related to the purchase of U.S. Electronic Postage pursuant to this Agreement or otherwise required to provide the E-Stamp Service or comply with applicable laws and regulations (including, without limitation, IBIP requirements).

5.   REPORTING

     E-Stamp will provide Intuit with the following kinds of reports on a monthly basis during the term of this Agreement, subject to E-Stamp's commercially reasonable privacy policies (which shall be no more restrictive than TRUSTe's requirements) and applicable laws and government rules and regulations (including, but not limited to, applicable rules and regulations issued by the U.S. Postal Service):

     (a) aggregated Customer profile information, including but not limited to business location, and industry;

     (b) usage data that shows acquisition rates, conversion rates, postage products used, purchase frequency, average order size, and paths through the process;

     (c) Customer service data that shows contact rates, response times, delivery times, major customer service issues based on the reasons for customer service contacts;

     (d)  data to support quarterly revenue share and bounty fees;

                                      4
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                                                                    CONFIDENTIAL
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     (e)  aggregated Customer transaction information showing average transaction, monthly and yearly purchases;

     (f) twelve (12) month rolling non-binding forecast of estimated users, gross revenues, net revenues, and payments to Intuit, which forecast will be jointly formulated by the parties; and

     (g)  Customer-specific information.

6.   EXCLUSIVITY

     6.1 Provided that E-Stamp meets the Exclusivity Criteria: (a) E-Stamp will be the only U.S. Electronic Postage provider for Intuit's QuickBooks Products Business; and (b) Intuit will not engage in any marketing, promotion or distribution of U.S Electronic Postage via the QuickBooks Product Business with an E-Stamp Competitor during the term of this Agreement; and (c) Intuit will make no further promotional, advertising or sponsorship opportunities on QuickBooks.com or QuickBooks.com newsletters available to an E-Stamp Competitor.

     6.2 "QuickBooks Product Business" means the business of marketing, promoting and selling the QuickBooks Products and directly related products and shall not include: (i) advertising on Quicken.com; (ii) advertising on QuickBooks.com; (iii) advertising sold by third parties on framed third party sites; (iv) advertising in Intuit's small business newsletters; or (v) advertising on the Web sites at http://www.quicken.excite.com, http://www.quicken.webcrawler.com, or http://www.quicken.aol.com

     6.3 Intuit also agrees, provided that E-Stamp meets the Exclusivity Criteria, to provide E-Stamp a Right of First Consideration for:

          (a) future in-product integration of U.S. Electronic Postage services into the Intuit Quicken and/or Quicken Home and Business software products;

          (b) joint marketing, distribution and promotion of U.S. Electronic Postage services associated with the Quicken and Quicken Home & Business software products and customer bases, subject to Intuit's existing obligations with third parties;

          (c) future integration of U.S. Electronic Postage services into Intuit's Supplies Business to supplement the product lines of Intuit's Supplies Business; and

          (d) becoming the exclusive online postage partner for Quicken.com and Quicken.com newsletters subject to Intuit's existing obligations with third parties.

                                       5
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                                                                    CONFIDENTIAL
                                                                    ------------

"Right of First Consideration" shall mean that Intuit shall consider E-Stamp first for an opportunity under Section 6.3 and give E-Stamp advance written notice thereof; provided, however, that Intuit shall in no way be obligated to provide E-Stamp with Intuit's decision regarding such opportunity before soliciting or considering any third parties for such opportunity. In no way shall this section preclude Intuit from soliciting, considering, and/or selecting an E-Stamp Competitor for such opportunity. Intuit shall have sole discretion in defining the terms of opportunities under this Section 6.3. To the extent that Intuit and E-Stamp agree in writing upon the terms and conditions of such an opportunity, such terms and conditions will automatically be added to the provisions of Section 6.1.

     6.4 In the event that E-Stamp fails to meet the Exclusivity Criteria, Intuit shall have the right at any time, upon written notice to E-Stamp, to terminate the provisions of this Section 6; and/or (ii) limit the applicability of this Agreement solely to the QuickBooks [***] product.

7.   FEES AND COSTS

     7.1  Customer Acquisition Fee.  Subject to Section 7.2, E-Stamp will pay
          ------------------------
Intuit an initial fee of $5,500,000, in such amounts and on such dates as follows:

          (a)  $1,000,000 due and payable upon execution of this Agreement; and

          (b) $4,500,000 due and payable on the date of the QuickBooks [***] Launch or on January 1, 2000, whichever is later.

     7.2  Survival of Payment Obligations.  The payment obligations specified
          -------------------------------
in Section 7.1 shall survive any termination of this Agreement, except with respect to payment obligations which are due and payable after: (i) E-Stamp has given Intuit notice of termination of this Agreement in accordance with Section
9.2 (Termination for Breach) due to Intuit's material breach of this Agreement, if termination of this Agreement subsequently occurs in accordance with Section
9.2 based on such notice; (ii) E-Stamp has given Intuit notice of termination of this Agreement in accordance with Section 15.5 (Force Majeure); or (iii) E-Stamp has given Intuit notice of termination of this Agreement in accordance with
Section 15.1 (Assignment).

     7.3  Customer Bounty Fee.  In addition, E-Stamp will pay Intuit, within
          -------------------
thirty (30) days after the end of each calendar quarter during the term of this Agreement, a quarterly fee for each New Customer acquired during such calendar quarter in excess of the number indicated in the second column for the applicable calendar year, in the amounts as follows:

Calendar Year                 For each New Customer over the following number           Bounty Fee
                                       of New Customers in such year
-----------------------------------------------------------------------------------------------------------
1999                          10,000                                                    $52/New Customer
-----------------------------------------------------------------------------------------------------------
2000                          30,000                                                    $77/New Customer
-----------------------------------------------------------------------------------------------------------
2001                               0                                                    $27/New Customer
-----------------------------------------------------------------------------------------------------------


*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


                                       6
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                                                                    CONFIDENTIAL
                                                                    ------------

For clarification, such fees shall be due and payable: (a) for each New Customer in excess of 10,000 New Customers in 1999; (b) for each New Customer in excess of 30,000 New Customers in 2000; and (c) for each New Customer in 2001. For purposes of the foregoing, a "New Customer" means, for any quarter or year, a Customer who first qualifies as a "Customer" under Section 1.1 during such quarter or year, as the case may be.

     7.4  Revenue Sharing Fees.  In addition, E-Stamp will pay Intuit, within
          --------------------
thirty (30) days after the end of each calendar quarter during the term of this Agreement, quarterly fees based on a percentage of the Net Revenues earned by E-Stamp during such quarter as follows:

     Calendar Year     Payment to Intuit
     -------------     -----------------
     1999              0% of Net Revenues
     2000             20% of Net Revenues
     2001             20% of Net Revenues

     7.5  Costs.
          -----

          (a) Starter Kit Costs.  E-Stamp agrees that, during the term of this
              -----------------
Agreement, QuickBooks Customers who request the then-current E-Stamp Starter Kit in order to access and purchase U.S. Electronic Postage on the E-Stamp Service, which kit E-Stamp will provide to such customers following such requests, will not be obligated to pay charges of any kind for such kits. Intuit will contribute toward E-Stamp's costs of such kit for each such QuickBooks Customer to whom E-Stamp supplies an E-Stamp Starter Kit in accordance with this paragraph as follows: Intuit will be obligated to E-Stamp in the amount of Two Dollars ($2.00) for each such QuickBooks Customer, payable within thirty (30) days after receipt of a quarterly report with respect to the calculation of the amounts due. "E-Stamp Starter Kit" means the E-Stamp electronic vault, E-Stamp Internet postage software, E-Stamp address matching CD, and associated documentation.

          (b) Other Costs.  Unless otherwise provided in this Agreement, each
              -----------
party shall bear its own costs and expenses in connection with its activities performed under this Agreement.

     7.6  Records/Audit.  E-Stamp will maintain accurate records, and will
          -------------
provide Intuit with timely reports based upon such records, with respect to the calculation of all amounts due under this Agreement. Intuit may, upon no less than thirty (30) days prior written notice to E-Stamp, but no more frequently than once each calendar quarter, cause an independent Certified Public Accountant to inspect all relevant records of E-Stamp upon which the calculation of such payments are based during E-Stamp's normal business hours. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Intuit unless the payments made to Intuit are determined to have been less than ninety-five percent (95%) of the payments actually owed to Intuit, in which case E-Stamp will be responsible for the payment of the reasonable fees for such inspection. In addition, E-Stamp shall immediately remit payment to

                                       7
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                                                                    CONFIDENTIAL
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Intuit for the full amount of any disclosed shortfalls.  The audit rights set forth herein shall continue for one (1) year following the termination of this Agreement for any reason.

8.   PUBLICITY

     Unless required by law, neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other.

9.   TERM AND TERMINATION

     9.1  Term.  Unless otherwise terminated as specified in this Section 12,
          ----
the term of this Agreement shall begin on the Effective Date and will end on December 31, 2001. Renewal of this Agreement will require the mutual written agreement of the parties.

     9.2  Termination for Breach.  Either party may terminate this Agreement if
          ----------------------
the other party materially breaches a material obligation hereunder and such breach remains uncured for thirty (30) days following the notice to the breaching party of the breach and the notifying party's intention to terminate. All undisputed payments that have accrued prior to the termination or expiration of this Agreement for any reason will be payable in full within thirty (30) days thereof.

     9.3  Post-Termination Transition Period.  During the 90-day period
          ----------------------------------
immediately following the effective date of any termination of this Agreement, the parties will cooperate in good faith (including, to the extent required by such good faith cooperation, by continuing the performance of their obligations and the exercise of their rights) under this Agreement in order to minimize any disruption to Customers resulting from the termination of this Agreement.

     9.4  Survival.  The provisions of Sections 7.1 (Customer Acquisition Fee),
          --------
except to the extent specified in Section 7.2; Section 7.6 (Records/Audit); 8 (Publicity); 9.0 (Termination); 11 (Content Ownership); 12 (Confidentiality and User Data); 13 (Warranty/Indemnity/Disclaimer); 14 (Limitation of Liability); and 15 (General) will survive any termination or expiration of this Agreement.

10.  TRADEMARK OWNERSHIP AND LICENSE

     10.1  Ownership.  E-Stamp will retain all right, title and interest in and
           ---------
to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Intuit hereunder. Intuit will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to E-Stamp hereunder.

     10.2  License.  Each party hereby grants to the other a non-exclusive,
           -------
limited license to use its trademarks, service marks or trade names only as specifically described in this Agreement. All such use shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as shall be established or changed from time to time in each party's sole

                                       8
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                                                                    CONFIDENTIAL
                                                                    ------------


discretion, and shall be subject to the approval of the party whose trademarks, service marks or trade names are being used. Upon the expiration or termination of this Agreement, each party will cease using the trademarks, service marks and/or trade names of the other except as the parties may agree in writing or to the extent permitted by applicable law.

11.  CONTENT OWNERSHIP

     E-Stamp will retain all right, title and interest in and to the E-Stamp Site worldwide including, but not limited to, ownership of all copyrights, look and feel and other intellectual property rights therein. Intuit will retain all right, title, and interest in and to the Intuit Sites worldwide including, but not limited to, ownership of all copyrights, look and feel and other intellectual property rights therein.

12.  CONFIDENTIALITY AND USER DATA

     12.1  Definition. For the purposes of this Agreement, "Confidential
           ----------
Information" means this Agreement, and all information about the disclosing party's (or its suppliers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential or "proprietary" at the time of disclosure.

     12.2  Exclusions. Confidential Information will not include information
           ----------
that (i) is in or enters the public domain without breach of this Agreement,
(ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation,
(iii) the receiving party rightfully knew prior to receiving such information from the disclosing party or (iv) the receiving party develops independent of any information originating from the disclosing party.

     12.3  Restrictions. Each party agrees (i) that it will not disclose to any
           ------------
third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

                                       9
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                                                                    CONFIDENTIAL
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     12.4  Limitations. Notwithstanding the foregoing, each party may disclose
           -----------
Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or
(ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

     12.5  Customer Information.
           --------------------

          (a) All information and data provided to Intuit by users of the QuickBooks Product or otherwise collected by Intuit relating to user activity on the QuickBooks Product shall be retained by and owned solely by Intuit. All information and data provided by E-Stamp users during the E-Stamp Sign Up Experience, the E-Stamp Postage Buying Experience or otherwise collected by E-Stamp relating to user activity related to the use of E-Stamp's electronic postage software, service or website shall be retained by and owned solely by E-Stamp. Each party agrees to use such information only as authorized by the user and subject to each party's reasonable privacy policies.

          (b) E-Stamp will provide Intuit with information reasonably requested and necessary to support the calculation of Net Revenues and payments due to Intuit.

          (c) E-Stamp will use its best commercial efforts to give Intuit reasonable "blind" access to its database of customers who signed up for the E-Stamp Service using the QuickBooks Product or through specified Intuit Sites or by way of Intuit advertising which E-Stamp can track or otherwise confirm as an Intuit referral; provided that Intuit acknowledges that the information contained in such database will be subject to the confidentiality obligations set forth in this Agreement. To the extent that E-Stamp collects the following customer information, such "blind" access will include, without limitation, access to the following customer information: which customers that have purchased and are using U.S. Electronic Postage, customers that have evaluated the E-Stamp Service but decided not to purchase any U.S. Electronic Postage, and customers that have ceased using the E-Stamp Service

13.  WARRANTY/INDEMNITY/DISCLAIMER

     13.1  E-Stamp Warranties. E-Stamp represents and warrants that (i) it has
           ------------------
full power and authority to enter into this Agreement; (ii) entering into and performance of this Agreement by E-Stamp does not violate, conflict with, or result in a material default under any other contract or agreement to which E-Stamp is a party, or by which it is bound; and (iii) E-Stamp's performance under this Agreement will not result in an infringement of any third party's patent, copyright, trademark, or other proprietary rights.

     13.2  Year 2000 Warranty.  E-Stamp represents and warrants to Intuit that
           ------------------
E-Stamp's software products and services covered by this Agreement will not incur a material loss of performance as a result of the century date change in the year 2000 or as a result of the year 2000 being a leap year.

                                       10
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                                                                    CONFIDENTIAL
                                                                    ------------

     13.3  Intuit Warranties.  Intuit represents and warrants that (i) it has
           -----------------
full power and authority to enter into this Agreement; and (ii) entering into and performance of this Agreement by Intuit does not violate, conflict with, or result in a material default under any other contract or agreement to which Intuit is a party, or by which it is bound; and (iii) Intuit's performance under this Agreement will not result in an infringement of any third party's patent, copyright, trademark, or other proprietary rights.

     13.4  Indemnity.
           ---------

           (a) E-Stamp will defend and/or settle any third party claim brought against Intuit, its affiliates, officers, directors, employees, consultants and agents (each, an "Indemnified Party") arising from any claim by a third party of infringement of a patent, copyright or trademark or misappropriation of a trade secret anywhere in the world to the extent the same is based upon any such infringement or misappropriation relating to the E-Stamp Service as delivered by E-Stamp without modification or combination with any other product or service, unless such infringement or misappropriation would have existed even in the absence of such modification or combination. E-Stamp will indemnify and hold harmless each such Indemnified Party against any resulting loss, liability, cost or expense arising out of third party claims, including but not limited to any amounts awarded in a settlement or by a court against such party (and reasonable attorneys' fees and out-of-pocket expenses in connection therewith) ("Damages"), provided that E-Stamp shall have: (i) received from such Indemnified Party prompt notice of said claim; (ii) received from such Indemnified Party the exclusive right to control and direct the investigation, defense, or settlement of such claims; and (iii) received at E-Stamp's expense the reasonable cooperation and assistance of Indemnified Party. Subject to E-Stamp's exclusive right to control, Intuit will have the right to participate in any legal proceeding related to such a claim at is own expense with counsel of its own choice.

          (b) In the event that either party's rights or obligations in connection with the E-Stamp Service is enjoined or otherwise limited either pursuant to a court determination or a settlement as a direct result of a claim for which indemnification is proper under Section 13.4(a):

              (i) E-Stamp shall: (A) substitute for the E-Stamp Service a service that meets the specifications for the E-Stamp Service in all material respects; (B) procure for Intuit and Customers the right to continue using the E-Stamp Service; or, in the event that (A) and (B) are not commercially practicable within a commercially reasonable period of time, (C) terminate this Agreement (a "Special Termination"), provided that upon a Special Termination
              -------------------
the terms set forth in subsection (c) below shall apply.

              (ii) Damages shall also include, without limitation, any amounts Intuit is required to pay to any third party for a claim which would have been subject to indemnification hereunder if such third party were an Indemnified Party.

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                                                                    CONFIDENTIAL
                                                                    ------------

          (c) In the event of a Special Termination, E-Stamp shall procure for Intuit at no cost the right of Customers to continue to use the E-Stamp Service then in use in connection with this Agreement for a period not to exceed ninety
(90) days from notice of Special Termination ("Special Termination Rights"). In the event E-Stamp is unable to procure the Special Termination Rights, E-Stamp shall indemnify Intuit for all Damages arising out of third party claims, including but not limited to Customers' lost profits awarded in a settlement or by a court, resulting from such inability to procure the Special Termination Rights for such period. Nothing in this paragraph shall in any way limit or otherwise affect Intuit's indemnification rights under subsection (a) with respect to any Damages associated with the period prior to Special Termination.

          (d) E-Stamp shall be solely responsible for any legal liability whether in tort, contract, or otherwise arising out of or relating to (i) the E-Stamp Service and/or E-Stamp's related software and/or (ii) any content or other material to which users can link through the E-Stamp Service, except to the extent that such liability was caused by the acts or omissions of any Indemnified Party. E-Stamp shall indemnify and hold harmless each Indemnified Party against any Damages resulting from a claim by a third party to the extent that such claim is based upon the foregoing ("E-Stamp Portion of the Claim"), provided that E-Stamp shall have: (i) received from such Indemnified Party prompt notice of the E-Stamp Portion of the Claim; (ii) received from such Indemnified Party the exclusive right to control and direct the investigation, defense, or settlement of the E-Stamp Portion of the Claim; and (iii) received at E-Stamp's expense the reasonable cooperation and assistance of Indemnified Party in connection with the E-Stamp Portion of the Claim. Subject to E-Stamp's exclusive right to control, Intuit will have the right to participate in any legal proceeding related to such a claim at is own expense with counsel of its own choice.

     13.5  DISCLAIMER. EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY
           ----------
MAKES ANY WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES AND CONDITIONS, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.

14.  LIMITATION OF LIABILITY

     EXCEPT FOR LIABILITY ARISING UNDER SECTIONS 12, 13.4(a), 13.4(b), OR
13.4(c):

     14.1 IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

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     14.2  THE LIABILITY OF A PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER,
WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE AMOUNTS PAID BY E-STAMP TO INTUIT UNDER THIS AGREEMENT.

15.  GENERAL

     15.1  Assignment.
           ----------

           (a) Neither party may assign this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld or delayed); provided however, that either party may assign its rights and obligations hereunder in the event of:

               (i) a sale of all, or substantially all of such party's assets related to this Agreement, whether by merger, reorganization, operation of law or otherwise; or

               (ii) such party's assignment and/or delegation of its rights and responsibilities hereunder to a wholly-owned subsidiary or joint venture in which the assigning party holds an interest.

Notwithstanding the foregoing, if either party assigns this Agreement to a direct competitor of the other party by operation of law or otherwise, such other party will have the right to terminate this Agreement for its convenience. Any attempt to assign this Agreement other than as permitted above will be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of both parties, their successors and permitted assigns.

          (b) Notwithstanding the terms and conditions of subsection (a) above, if either party assigns this Agreement to a direct competitor of the other party ("Non-Assigning Party") by operation of law or otherwise:

               (i) the Non-Assigning Party will have the right to terminate this Agreement for its convenience; and

               (ii) if Intuit is the Non-Assigning Party and Intuit elects to terminate this Agreement pursuant to this subsection (b) prior to E-Stamps payment of the $4,500,000 specified in
                    --------
                    Section 7.1(b), E-Stamp will no longer be obligated to make such $4,500,000 payment to Intuit but will instead pay Intuit $2,250,000 within thirty (30) days of such election by Intuit.

The parties acknowledge that, if Intuit or E-Stamp elects to terminate this Agreement pursuant to this subsection (b) at any time following E-Stamp's
                                                      ---------
payment of the $4,500,000 specified in Section 7.1(b), Intuit will have the right to retain the entirety of such payment.

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     15.2  Applicable Law and Jurisdiction.  This Agreement and the performance
           -------------------------------
of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., except that body of law concerning conflicts of laws. In any action relating to the parties, the parties consent to jurisdiction in a state or federal court in Santa Clara County, California.

     15.3  Notice. Unless otherwise stated, all notices required under this
           ------
Agreement shall be in writing and shall be considered given (i) when delivered personally, (ii) within five (5) days of mailing, certified mail, return receipt requested and postage prepaid (iii) one (1) day after deposit with a commercial overnight carrier, or (iv) when delivered by facsimile transmission. All communications will be addressed as follows (unless changed by notice):

          To E-Stamp:    E-Stamp Corporation
                         2855 Campus Drive
                         San Mateo, California 94403
                         Attn: Robert Ewald, President and CEO
                         Attn: Edward Malysz, Vice President and General Counsel
                         Fax:  650.554.8455

          To Intuit:     If hand delivered or faxed:
                         --------------------------
                         Intuit Inc.
                         2535 Garcia Avenue MS 2550
                         Mountain View, California  94043
                         Attn:  General Counsel
                         Fax:  650.944.5656

                         If mailed:
                         ---------
                         Intuit Inc.
                         P.O. Box 7850 MS 2550
                         Mountain View, CA  94039-7850
                         Attn:  General Counsel

     15.4  No Agency.  The parties are independent contractors and will have no
           ---------
power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

     15.5  Force Majeure.  Any delay in or failure of performance by either
           -------------
party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages, failures of the Internet, and E-Stamp's failure to obtain any necessary governmental approval required in connection with the performance of its obligations hereunder. In the event that the duration of such delay or failure of performance by either party exceeds thirty (30) days, the other party will have the right to terminate this Agreement at its

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                                                                    CONFIDENTIAL
                                                                    ------------

convenience. If E-Stamp so terminates this Agreement following Intuit's delay in or failure of performance, Intuit will pay E-Stamp the unamortized portion of the fees paid by E-Stamp to Intuit under Section 7.1, based on a straight-line pro rata amortization of such fees beginning on the Effective Date and ending on December 31, 2000.

     15.6  Severability.  In the event that any of the provisions of this
           ------------
Agreement are held to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

     15.7  Entire Agreement.  This Agreement is the complete and exclusive
           ----------------
agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

     15.8  Counterparts.  This Agreement may be executed in counterparts, each
           ------------
of which will serve to evidence the parties' binding agreement.

E-Stamp Corporation               Intuit Inc.

By:    /s/ Edward F. Malysz       By:    /s/ James J. Heeger
       ---------------------             ---------------------

Name:  Edward F. Malysz           Name:  James J. Heeger
       ---------------------             ---------------------

Title: V.P., General Counsel      Title: SVP, Small Bus. Div.
       ---------------------             ---------------------

Date:         9/24/99             Date:         9/24/99
       ---------------------             ---------------------

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                                   SCHEDULE A
                              Program Description


1) Marketing and Promotional Programs, to be implemented from Effective Date through December 31, 2001.

     a)   Intuit Obligations

          i) Intuit shall promote the E-Stamp Service in four (4) editions of the QB.com newsletter in an area at Intuit's sole discretion. Intuit shall consider in good faith any applicable requests received from E-Stamp in a timely manner. 1st promotion by October 1999, 2nd promotion by January 2000, 3rd promotion by January 2001, 4th promotion by July 2001.

          ii) Intuit shall provide E-Stamp with a presence on the QuickBooks.com Site within an area at Intuit's sole discretion. Intuit shall consider in good faith any applicable requests received from E-Stamp in a timely manner. Placement by October 15, 1999.

          iii) Intuit shall include a description of E-Stamp Service and QuickBooks Product Integration in press tour and press materials related to all version releases of the QuickBooks Products during the term of the Agreement. Inclusion by October 1999.

          iv) Intuit shall describe E-Stamp Service and QuickBooks Product Integration on QuickBooks retail box. Description by January 2000.

          v) Intuit shall describe E-Stamp Service and QuickBooks Product Integration in upgrade mailings sent to installed base. Description by February 2000.

          vi) Intuit shall provide E-Stamp with the opportunity to rent lists of QuickBooks Products, non-upgrade, non-Intuit Supplies business customers under Intuit's then-current standard terms. List available by May 2000, or earlier to the extent mutually agreed by the parties.

          vii) Intuit shall include a description of E-Stamp Service and QuickBooks Product Integration in CD-ROMvelope for QuickBooks CD product skus. Description by January 2000.

          viii) Intuit has the option to use E-Stamp Service as a part of a QuickBooks product promotion in direct mailings on mutually agreed terms.

     b)   E-Stamp Obligations

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     Subject to Intuit's approval and to Section 10:

          i) E-Stamp has the option to include QuickBooks Service Logo in marketing materials, packaging, and on other marketing collateral, subject to Section 10 (Trademark Ownership and License).

          ii) E-Stamp has the option to include QuickBooks insert into E-Stamp retail box.

          iii) E-Stamp has the option to include recommendation/reference to QuickBooks on their website.

2)   Product Integration Programs

     a)   Intuit Obligations

          i) Include access to E-Stamp service in areas of QuickBooks product designated by Intuit for the purpose of driving awareness of the E-Stamp Service in QuickBooks Products.

          ii) Include access to the E-Stamp Sign Up Experience and the E-Stamp Postage Buying Experience functionality in the QuickBooks Product navigational areas, as designated by Intuit in its sole discretion. Intuit shall consider in good faith any applicable requests received from E-Stamp in a timely manner.

          iii) Allow QuickBooks 2001 product customers to [***] directly [***] from within QuickBooks 2001 product.

     b)   E-Stamp Obligations

          i) Provide access to the E-Stamp Postage Buying Experience to Customers and prospective Customers. Access by October 1999.

          ii) Provide access to the E-Stamp Sign Up Experience to Customers and prospective Customers through a Web page on the E-Stamp Site that will be co-branded by Intuit and E-Stamp ("Co-Branded Page"). The Co-Branded Page will be designed by Intuit and will be hosted by E-Stamp. The contents of the Co-Branded Page will be mutually agreed by the parties, but will in no event contain any graphic or textual hyperlinks, promotions, logos or advertising banners of any principal competitor of Intuit specified in Schedule B as amended in accordance with the
                             ----------
                provisions of Schedule B. Access by October 1999.
                              ----------

          iii) To the extent that screens displayed to Customers during their experience on the E-Stamp Site are framed by Intuit, such experience will be limited to the E-Stamp Sign

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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                Up Experience and the E-Stamp Postage Buying Experience except as may be mutually agreed by the parties in writing. Provided by December 1999.

          iv) At E-Stamp's expense, provide mutually agreed upon customized development work and developer support for integration efforts, including documentation or access to E-Stamp technical resources. Beginning September 1999.

          v) Provide compiled versions of key functionality that will be integrated with QuickBooks to allow customers to print postage directly onto forms and labels and to receive reporting and summary information from within QuickBooks 2001 product. Beginning May 2000.

          vi) Provide maintenance releases to Intuit as necessary and available.

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                                   SCHEDULE B
                               Intuit Competitors

Peachtree
MYOB
DacEasy
Great Plains
Accpac
Simply Accounting
Business Works
Mas 90
NetLedger
ADP
Paycheck
BigStep
Geocities
Tripod
Microsoft and all companies in which Microsoft, to the best of E-Stamp's knowledge, owns or controls at least 20% of the outstanding equity
Ariba
Intelisys
CommerceOne
NEBS (sells supplies)

The parties agree that from time to time Intuit may, upon adequate written notice to E-Stamp, add to this list additional entities that market products and/or services in competition with Intuit, subject to E-Stamp's then-existing contractual obligations to such additional entities.

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                                   SCHEDULE C
                         Support Response Requirements


  1. Email Response Turn Around Time (TAT):  24 hours or less.

  2. Inbound Telephone Calls Service Level: 80% of calls answered in 30 seconds or less.

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                                   SCHEDULE D
                            E-Stamp Site Performance


1. The E-Stamp Site, including all site functionality, will be up no less than 98% of the following times: 7 days/week, 24 hours/day.

                                       21